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                                                                   Exhibit 10.6


                         RETENTION INCENTIVE AGREEMENT

         THIS RETENTION INCENTIVE AGREEMENT is being entered into as of August 20, 2001 by and between TRITON NETWORK SYSTEMS, INC. (the "Company"), and Doug Campbell (the "Employee").

                                   BACKGROUND

         The Board of Directors of the Company has determined that it is in the best interests of the Company's shareholders to liquidate the Company's assets and dissolve the Company at this time. In order to retain Employee during the critical period through a Change of Control, the Company wishes provide to Employee an incentive to encourage the Employee to obtain the maximum value for the Company's shareholders and to remain with the Company during the critical periods of such liquidation.

                                   AGREEMENT

         NOW, THEREFORE, in consideration of the mutual promises contained herein and Company continuing to employ the services of the Employee and the Employee's continuing employment on an at-will basis, and other good and valuable consideration exchanged, the receipt and sufficiency of which are hereby acknowledged by the parties, it is agreed by the parties as follows:

         1.       Certain Definitions:

                  (a) "Cause" as used in this Agreement shall mean: (i) illegal acts (other than minor traffic violations or misdemeanors), including, but not limited to, theft fraud or embezzlement; (ii) violation of published written policies of the Company or violation of any confidentiality or proprietary information agreement with the Company, in each case deemed to be material to the Company; and (iii) irresponsible unauthorized acts of a willful nature in the performance of your duties, in each case deemed to be material to the Company, or repeated failure to follow the reasonable directions of the Board of Directors of the Company.

                  (b) "Change of Control" as used in this Agreement shall mean: (i) any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, (ii) any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation) which will result in the Company's stockholders immediately prior to such transaction not holding (by virtue of such shares or securities issued solely with respect thereto) at least fifty percent (50%) of the voting power of the surviving or continuing entity, or (iii) a sale of all or substantially all of the assets of the Company, unless the Company's stockholders immediately prior to such sale will, as a result of such sale, hold (by virtue of securities issued as consideration for the Company's sale) at least fifty percent (50%) of the voting power of the purchasing entity.

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                  (c)  "Continuous Employment" as used in this Agreement shall mean service as a common law employee or as a member of the Board of Directors and the absence of any interruption or termination of such service with the Company or any parent or subsidiary which now exists or hereafter is organized or acquired by the Company or any Successor. Continuous Employment with the Company or its Successor shall not be considered interrupted in the case of sick leave, military leave, or any other leave of absence approved by the Company or its Successor or in the case of transfers between locations of the Company or between any parent or subsidiary, or successor thereof.

                  (d)  "Per Share Price" as used in this Agreement shall mean:
(i) in the event of the Company is dissolved, cash in an amount equal to (w) the total value of the proceeds of the dissolution to be distributed to shareholders of the Company (inclusive of all amounts to be held back in accordance with applicable laws in respect of any contingent or unmature liabilities of the Company), divided by (x) the number of shares of the Company's capital stock outstanding immediately prior to the initial distribution of the proceeds of the dissolution to shareholders of the Company, or (ii) in the event of any other Change of Control, cash in an amount equal to
(y) the total consideration to be paid to the Company's shareholders upon closing of the transaction, [inclusive of any consideration that is held back or subject to payment contingencies in accordance with any earn out or indemnification terms], divided by (z) the number of shares of the Company's capital stock outstanding immediately prior to the closing of such transaction.

         2. Bonus Payment Calculation. Prior to Change of Control, the Company and any successor shall be obligated to pay to the Employee a bonus in cash in the amount set forth below (the "Bonus"):

                  (a) In the event the Per Share Price (defined below) is greater than $0.80 and less than or equal to $0.85, the Employee shall be paid 1.20% of the difference between $0.80 and the Per Share Price multiplied by the number of shares of the Company's capital stock outstanding immediately prior to the initial distribution to the shareholders or closing of any other Change of Control transaction, as applicable; and

                  (b) In the event the Per Share Price is greater than $0.85 and less than or equal to $0.90, the Employee Shall be paid the amount in (a) plus 1.35% of the difference between $0.85 and the Per Share Price multiplied by the number of shares of the Company's capital stock outstanding immediately prior to the initial distribution to the shareholders or closing of any other Change of Control transaction, as applicable; and

                  (c) In the event the Per Share Price is greater than $0.90, the Employee Shall be paid the amount in (b) plus 1.80% of the difference between $0.90 and the Per Share Price multiplied by the number of shares of the Company's capital stock outstanding immediately prior to the initial distribution to the shareholders or closing of any other Change of Control transaction, as applicable; and

                  (d) In the event that the Per Share Price not greater than $0.80 the employee is not entitled to receive any bonus amount under this agreement.
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         3.       Confidentiality, Nondisclosure and Non-Disparage.  The terms of this Agreement are highly confidential. Employee hereby agrees that this Agreement and the terms set forth, other than what is disclosed in any S.E.C. filing, shall be kept confidential and shall not be disclosed to any third party, including any person, group, media or entity of any kind whatsoever, other than in confidence to Employee's spouse, attorney, and/or tax advisor, except pursuant to an agreement with Company or its Successor or as may be required by law or court order Employee shall not disparage or otherwise make any negative comments or provide any negative information about Company or its Successor. Nor shall Employee say anything unflattering or derogatory about Company's or its Successor's management, business practices, products or services, or about any individual associated with Company or its Successor (including directors or officers). The only exception to this Section is that this Agreement may be used as evidence in a subsequent proceeding in which any of the parties allege a breach of the Agreement.

         4. Company's and Successor's Obligations. Prior to or simultaneous with any Change of Control, the Company shall cause the surviving corporation or any successor-in-interest pursuant to the terms of the Change of Control or any assignee (referred to as "Successor") to assume all of Company's obligations under this Agreement (including, but not limited to, financial obligations) in the same manner and to the same extent that the Company would be required to perform. If required by the nature of the transaction, Successor will agree, in writing (either in a separate writing or as part of the acquisition documents), to perform under this Agreement. Failure of the Company to cause such assumption and performance by the Successor shall be a breach of this Section 4 and will entitle the Employee to the remedies set out in Section 5 below. Once a Change of Control occurs resulting in a Successor, then any reference in this Agreement to the Company shall apply to Successor as if Successor had originally entered into this Agreement.

         5. Employee's Remedies Upon Breach of Section 4 by Company. In the event the Company does not cause an assumption and performance by Successor pursuant to Section 4, then within thirty (30) calendar days from the Close of the Change of Control, Employee shall be free to terminate Employee's employment with Successor and the Company shall pay Employee any Bonus payments payable to Employee in accordance with Section 2 as if the termination were a termination of the Employee without Cause by Company or its Successor.

         6. Attorney's Fees. In the event the Company or its Successor fails to perform, fails to make any payments due or is otherwise in breach of this Agreement and as a result the Employee retains counsel in order to enforce this Agreement, the Company or its Successor shall pay all fees and costs incurred by Employee's counsel in enforcing the terms of this Agreement.

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         7.       Entire Agreement.  This Agreement constitutes the entire
agreement of the parties with respect to the subject matter herein. Any and all understandings with respect to the subject matter herein, not contained herein, whether written or oral, are hereby either waived or superseded and are of no force and effect. This Agreement may be modified only by written agreement executed by all parties to which the modification will apply. This Agreement is in addition to and does not supersede or amend any Confidentiality or Proprietary Information Agreement, Stock Option Agreement, or any written agreement with regard to severance payments to be paid to Employee between the Company and Employee. In the event of any conflict between the provisions of this Agreement, and any of the Confidentiality or Proprietary Information Agreement, Stock Option Agreement, or any written agreement with regard to severance payments to be paid to Employee, this Agreement will govern.

         8. Applicable Law, Binding Effect, Successors and Assigns and Venue. This Agreement shall be governed, construed and regulated under and by the laws of the State of Florida, and shall inure to the benefit of, and be binding upon and enforceable by, the parties hereto and their heirs and personal representatives, and as to Company and its Successor, which includes any assigns. Jurisdiction and venue for enforcement and prosecution of this Agreement or any of its terms lies exclusively in the federal and state courts located in Orange County, Florida. In the event of a Change of Control resulting in a Successor, then all rights, duties and obligations of Company will become that of Successor.

         9. Consent to Assignment. Employee may not assign this Agreement. Employee agrees, however, that this Agreement is intended to apply to either Company or Successor. Thus, Company may assign this Agreement, without a separate writing, and all the covenants and restrictions contained herein, to a Successor. Employee does hereby consent to and ratify any such assignment and agrees to continue to be bound to this Agreement, whether or not Employee decides to become or to remain employed by Successor, and further agrees that this Agreement will continue in full force and effect unless terminated by such Successor.

         10. Invalid Provision. The invalidity or un-enforceability of a particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted.

         11. Notices. Any and all notices required or permitted to be given under this Agreement will be sufficient if furnished in writing, and personally delivered or sent by certified mail, postage prepaid, to Employee's last known residence, or to Company's principal office in Orlando, Florida, whichever the case may be, or to such address as either party may have furnished to the other in writing in accordance herewith. Any notice sent by certified mail as aforesaid shall be deemed to have delivered on the third
(3rd) business day following the date of mailing.

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Expiration Date, will be promptly removed from Office Premises or Storage
Premises, as applicable, by Landlord and disposed of as mutually agreed upon by Landlord and Tenant. Tenant will, throughout the term of the license granted herein, carry and maintain, at its sole cost and expense, commercial general liability insurance on an occurrence form covering claims from bodily injury (including death) and property damage with minimum limits of $2,000,000 per occurrence and $2,000,000 general aggregate. Such insurance shall be taken out with an insurer licensed to do business in Florida and otherwise acceptable to Landlord, shall name Landlord as an additional insured, and shall provide for 30 days prior written notice to Landlord before any modification or termination of said insurance. A certificate of insurance on Accord Form 25-S shall be delivered to Landlord on or before the Effective Date. Tenant indemnifies and agrees to hold harmless Landlord from and against any and all liability for any loss, injury or damage (including, without limitation, reasonable attorney's fees) arising out of the license granted herein. The insurance that Tenant is required to carry hereunder will include coverage of the foregoing contractual indemnity. Tenant shall not assign the license granted herein to any other person or entity.

         IN WITNESS WHEREOF, Landlord and Tenant have executed this Agreement as of the date first above written.

Witnesses:                             FLAGLER DEVELOPMENT COMPANY


/s/ JA Hoover                          By: /s/ G. John Carey
-----------------------------             -------------------------------------
Name: James A. Hoover                         G. John Carey
     ------------------------                 President
                                       Date:      9/04          , 2001
                                            -------------------

/s/ Cynthia M. Gaines                       [CORPORATE SEAL]
-----------------------------
Name: Cynthia M. Gaines
     ------------------------


                                       TRITON NETWORK SYSTEMS, INC.


/s/ Michael B. Glover                  By:    /s/ Ken Vines
-----------------------------             -------------------------------------
Name: Michael B. Glover                      Ken Vines
     ------------------------                Chief Executive Officer
                                       Date:    8/24/01          , 2001
                                            ---------------------
/s/ Brent A. Rein
-----------------------------              [CORPORATE SEAL]
Name: Brent A. Rein
     ------------------------